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                                                                    Exhibit 10.1

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made as of March____, 2002, by and among General Magic, Inc. (the "Seller"), the buyers of the Seller's securities as set forth on the signature page hereto (collectively, the "Buyers"), and Feldman Weinstein LLP, having an address at 36 West 44th Street, Suite 1201, New York, NY 10036 (the "Escrow Agent"). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE SUBSCRIPTION AGREEMENT REFERRED TO IN THE FIRST RECITAL.

         WHEREAS, the Buyers will purchase, severally and not jointly, the Common Stock (the "Shares") from the Seller pursuant to the Subscription Agreements (the "Subscription Agreement") to be entered into between each Buyer and the Seller, which Shares shall be issued pursuant to the terms and conditions contained herein and in the Subscription Agreements; and

         WHEREAS, the Seller and the Buyers have requested that the Escrow Agent hold in escrow the applicable purchase price pending receipt by the Buyers of the Shares issuable pursuant to the Subscription Agreement;

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                               TERMS OF THE ESCROW

         1.1. On or prior to the date that the Seller and each Buyer enters into the Subscription Agreements, each Buyer shall send its portion of the purchase price of the Shares, as set forth on the signature pages hereto (individually, the "Pro Rata Portion" and collectively, the "Purchase Price"), to the Escrow Agent. Upon receipt of the Purchase Price, but in no event prior to the date on which a Subscription Agreement is executed by each of the Buyers, the Escrow Agent shall advise the Seller that it has received the Purchase Price. The Seller shall promptly, but no later than one (1) Trading Day after receipt of such funding notice from the Escrow Agent:

         (i) cause its transfer agent to issue the Shares applicable to each Buyer via DTC's DWAC system to the account specified by such Buyer; and

         (ii) deliver a Form 424(b)(2) supplemental prospectus (the "Prospectus") disclosing said purchase to the Buyers.

         1.2. Each Buyer shall, upon (1) becoming aware that the Shares applicable to such Buyer have been delivered to the account specified by such Buyer and (2) receipt of the Prospectus, promptly (and in no event later than the same Trading Day on which
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the latter of the foregoing occurs) deliver written confirmation thereof to the
Escrow Agent. Upon receipt of such written confirmation from the Buyers that the Shares have been so deposited and the Prospectus has been delivered, the Escrow Agent shall, within one (1) Trading Day, wire 96% of the Purchase Price per the written instructions of the Seller, net of $20,000 for the Buyers' legal, administrative and due diligence fees and expenses and net of $80,000 per the written directions of Hyperion Partners Corp. in connection with the placement of $2,000,000 of the Shares with the Special Situation Group of Funds outside of this Agreement, and the remaining 4% per the written instructions of Hyperion Partners Corp.

         1.3. In the event that, within two (2) Trading Days of the date of the Escrow Agent's notice, the applicable Shares are not in a Buyer's DTC account via the DWAC system or the supplemental prospectus is not delivered to a Buyer, then such Buyer shall have the right to demand, by notice to the Escrow Agent and the Seller, the return of the Purchase Price, and, at the election of the Buyer, the Subscription Agreement with such Buyer shall be deemed null and void. Notwithstanding the foregoing, the Escrow Agent shall deliver the remaining amount of the Purchase Price in accordance with Section 1.2 hereof with respect to any Buyer(s) that have received such Shares and such Prospectus.

         1.4. The Seller understands and acknowledges that delivery of the Shares into the Buyers' DTC accounts via the DWAC system is a material term of the Subscription Agreements with each Buyer and this Agreement, that time is of the essence and that a delay in the delivery of the Shares into a Buyer's DTC account via the DWAC system beyond 3 business days after the dates set forth herein or in the Escrow Agreement, as may be applicable, could result in economic loss to such Buyer. Notwithstanding the foregoing, in no event shall Seller be liable for incidental or consequential damages to any such Buyer.

         1.5 Wire transfers to the Escrow Agent shall be made as follows:

                 Chase Manhattan Bank, NA
                 510 Fifth Avenue
                 New York, NY 10036 USA
                 ABA Routing Number: 021000021
                 Account Number: 987074342668
                 Name of Account: Feldman Weinstein LLP Master Escrow Account
                 Remark:  General Magic, Inc.


                                   ARTICLE II

                                  MISCELLANEOUS

         2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage


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prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as set forth in the Subscription Agreement.

         2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

         2.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

         2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

         2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall be brought in the Federal or state courts of New York, New York as is more fully set forth in the Subscription Agreement.

         2.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Seller, Buyers and the Escrow Agent.

         2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law (other than Escrow Agent itself) shall be rebuttable evidence of such good faith.

         2.9. In case the Escrow Agent obeys or complies with any order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Subscription Agreement or any documents or papers deposited or called for thereunder or hereunder.


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         2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT ACTED AS LEGAL COUNSEL FOR THE BUYERS, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE BUYERS, FROM TIME TO TIME, NOTWITHSTANDING HIS DUTIES AS AN OFFICER OF THE ESCROW AGENT HEREUNDER. THE SELLER CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE BUYERS AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE SELLER UNDERSTANDS THAT THE BUYERS AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

         2.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Seller and the Buyers. In the event of any such resignation, the Buyers and the Seller shall appoint a successor Escrow Agent.

         2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or all or any part of such portion of the escrow funds as is the subject of said dispute until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver such portion of the escrow funds as is the subject of said dispute and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         2.15. The Seller and the Buyers agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

         2.16. In order to provide for just and equitable contribution in circumstances under which any of the Buyers or the Seller incurs any indemnity obligation hereunder, each such Buyer and the Seller shall be entitled to seek contribution from the other parties hereto in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Seller on the one hand and the Buyers on the other, from the


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transaction or proposed transaction under this Subscription or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Seller on the one hand and the Buyers on the other, but also the relative fault of the Seller and the Buyers; provided, however, in no event shall the aggregate contribution of (i) the Seller be greater than the net proceeds received by the Seller from the sale of the Shares pursuant to the Registration Statement or
(ii) a Buyer be greater than the net amount actually received by such Buyers pursuant to the purchase of the Shares.

                             **********************



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         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of this __ day of March, 2002.

                                            ESCROW AGENT:

GENERAL MAGIC, INC.                         FELDMAN WEINSTEIN LLP

By: ______________________________          By: ______________________________
    Name:                                       Name:
    Title:                                      Title:


BUYERS:

PALISADES EQUITY FUND L.P.                  STONESTREET L.P.
($750,000)                                  ($1,150,000)

By: ______________________________          By: ______________________________
    Name:                                       Name:
    Title:                                      Title:


ALPHA CAPITAL AG                            TRADERSBLOOM LIMITED
($500,000)                                  ($500,000)

By: ______________________________          By: ______________________________
    Name:                                       Name:
    Title:                                      Title:


KAZI MANAGEMENT, INC.                       ELLIS ENTERPRISES
($1,000,000)                                ($220,000)

By: ______________________________          By: ______________________________
    Name:                                       Name:
    Title:                                      Title:


CRESCENT INTERNATIONAL LTD.                 TRITON WEST GROUP, INC.
($700,000)                                  ($300,000)

By: ______________________________          By: ______________________________
    Name:                                       Name:
    Title:                                      Title:


BRISTOL INVESTMENT FUND, LTD.
($650,000)

By: ______________________________          By: ______________________________
    Name:                                       PAUL KESSLER
    Title:                                      ($350,000)


THE ISOSCELES FUND
($200,000)

By: ______________________________          By: ______________________________
    Name:                                       ADAM MOGIL
    Title:                                      ($250,000)]



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